DE-AC01-93NE50067
08843672/50067-02
Amendment No. 014
EXHIBIT 10.7
     AMENDMENT NO. 014, dated as of October 27, 2000, to Contract No. DE-AC01-93NE50067, 08843672/50067-02 entered into January 14, 1994, and thereafter amended (the “Contract”) by and between United States Enrichment Corporation (USEC), Executive Agent of the United States of America, and Joint Stock Company “Techsnabexport” (TENEX), Executive Agent of the Ministry of Russian Federation for Atomic Energy (MINATOM), Executive Agent of the Russian Federation, for the implementation of the Agreement between the Government of the United States and the Government of the Russian Federation Concerning the Disposition of the Highly Enriched Uranium Extracted from Nuclear Weapons dated February 18, 1993. Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Contract.
     WHEREAS, TENEX has recently changed its legal name under the laws of the Russian Federation;
     WHEREAS, because the Bureau of Economic Analysis of the U.S. Department of Commerce has released the final value of the implicit price deflator for the U.S. Gross Domestic Product (“IPD-GDP”) for the second quarter of calendar year 2000 (copy attached), it is now possible to fix the price for separative work units ordered for calendar year 2001 under the Contract;
     WHEREAS, USEC and TENEX (collectively, the “Parties”) wish to update the provision of the Contract governing remittances to more accurately reflect their practice;
     NOW, THEREFORE, USEC and TENEX agree as follows:
     SECTION 1: The August 2, 2000 version of TENEX’s charter, which was registered with the Moscow Registrating Chamber and changed TENEX’s brief Russian name and English translations of TENEX’s brief and full Russian names, does not affect the validity and enforceability of the Contract. Further, the legal entity acting as “Joint Stock Company ‘Techsnabexport’ or “Techsnabexport” or is the same legal entity as TENEX or AO “Techsnsabexport” or Techsnsabexport Co. Ltd. that entered into the Contract. Therefore, in this Amendment and in all amendments hereafter, references to Joint Stock Company “Techsnabexport” shall be considered to be references to the same entity previously referred to as “AO Techsnabexport”.
     SECTION 2: For purposes of determining the pricing of SWU ordered for calendar year 2001 under the Contract, the Parties shall use “99.74” as the IPD-GDP value for the second quarter of calendar year 1996 and “106.73” as the IPD-GDP value for the second quarter of calendar year 2000. Therefore, in accordance with Amendment No. 10 to the Contract, the price for SWU ordered for calendar year 2001 shall be fixed at US$90.42 (ninety U.S. dollars and forty-two U.S. cents) per SWU.
TENEX:
USEC:

DE-AC01-93NE50067
08843672/50067-02
Amendment No. 014
     SECTION 3: The first paragraph of Part I, Section G.04, of the Contract is hereby amended to read as follows:
“Payments under this contract shall be made in U.S. currency by electronic transfer of immediately available funds. In the case of the SWU contained in LEU delivered under this contract, payment shall be made within 60 days following delivery of the LEU, as indicated on the bill of lading and, in the case of the sample bottles for such LEU, payment shall be made within 60 days following delivery of the samples, as indicated on the airway bill applicable to the shipment of the sample bottles; provided (1) USEC timely receives a properly submitted invoice (in accordance with Attachment 5) or such delivery of LEU and shipment of samples, and (2) the delivery date on the bill of lading is no earlier than the date on which the LEU passes over the rail of the ship that will transport the LEU from St. Petersburg, Russia, to USEC and the delivery date on the airway bill is no earlier than the date on which the sample bottles are consigned to the international air carrier that will transport the samples to USEC. TENEX may issue the invoice prior to the date of delivery, but shall notify USEC (or cause USEC to be notified) of the delivery date in sufficient time for USEC to make payment in accordance with this Section. (In all other cases, payment shall be made no later than sixty (60) days after receipt of a properly submitted invoice.) Best efforts shall be made to pay within thirty (30) days of the date of (a) in the case of SWU contained in LEU or associated sample bottle, the date of delivery or (b) in all other cases, the invoice. For purposes of this Section G.04, an invoice submitted by facsimile shall be deemed to be a properly submitted invoice; provided, that the invoiced party receives an original invoice that meets the requirements of this contract not later than thirty (30) days before the due date of payment. If the invoiced party receives the original invoice less than 30 days before the due date, the due date shall be extended by one day for each day that the invoice is late.”
     SECTION 4: This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute one and the same instrument.
     IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the date first written above.

UNITED STATES ENRICHMENT CORPORATION		JOINT STOCK COMPANY “TECHSNABEXPORT”

By:	/s/ Philip G. Sewell	By:	/s/ Alexei A. Grigoriev

 2
USEC:
TENEX: